UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 7, 2017, our wholly-owned Danish subsidiary, ANI ApS, entered into a share purchase agreement (the “Share Purchase Agreement”) by and among ANI ApS, Trojan Holding ApS, a Danish private limited company, and Li Wei Chong, an individual (Trojan Holding ApS, together with Li Wei Chong, the “Sellers”), pursuant to which ANI ApS agreed to purchase all of the issued and outstanding equity interests (the “Shares”) of Trojanlabel ApS, a Danish private limited liability company, (the “Company”) from the Sellers.

Under the terms of the Share Purchase Agreement, the total closing consideration for the transaction will be DKK 63.6 million (approximately $9 million) subject to certain adjustments at closing. The Sellers may be entitled to additional contingent consideration if specified earnings targets are achieved by the Company during the seven years following the closing, subject to certain closing working capital adjustments and potential offsets to satisfy the Sellers’ indemnification obligations set forth in the Share Purchase Agreement. The contingent consideration consists of potential earn-out payments to the Sellers between DKK 32.5 million (approximately $5 million) if 80% of the specified earnings targets are achieved, DKK 40.6 million (approximately $5.8 million) if 100% of the specified earnings targets are achieved, and a maximum of DKK 48.7 million (approximately $7 million) if 120% of the specified earnings targets are achieved. If 80% of the specified earnings targets are achieved, the potential earn-out payments will increase proportionally up to a maximum of 120% of the earn-out amounts set forth in the Share Purchase Agreement; no greater earn-out will be paid even if the achievement is greater than 120% of the earnings targets.

Pursuant to the Share Purchase Agreement, following the closing, the Sellers have agreed to indemnify ANI ApS for any losses related to certain matters, including, among other things, failures of the Sellers’ representations and warranties in the Share Purchase Agreement to be true and correct, failure by the Sellers to comply with the covenants in the Share Purchase Agreement, and other specified matters. As partial security for such indemnification obligations and certain post-closing working capital adjustments, the parties have agreed to deposit DKK 6.36 million (approximately $900,000) in a separate escrow account for a period of 12 months after closing. The closing of the purchase is subject to customary closing conditions and is expected to occur at the beginning of February 2017.

ITEM 8.01	OTHER EVENTS

On January 12, 2017, we issued a press release announcing the entry into the Share Purchase Agreement by ANI ApS. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated January 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: January 12, 2017	By:	/s/ John P. Jordan
John P. Jordan Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release dated January 12, 2017

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